Exhibit 99.2

For more information:

Noel Ryan, 317-328-5660

noel.ryan@clmt.com

FOR IMMEDIATE RELEASE

Calumet Specialty Products Partners, L.P. Prices Common Unit Offering

Indianapolis, IN (March 10, 2015) – Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (“Calumet”) announced today that it priced an underwritten public offering of 6,000,000 common units at $26.75 per unit. Calumet also granted the underwriters a 30-day option to purchase up to 900,000 additional common units. This offering is expected to close on March 13, 2015, subject to customary closing conditions.

Calumet intends to use the net proceeds from this common unit offering, including a proportionate capital contribution from its general partner, to repay borrowings outstanding under its revolving credit facility and for general partnership purposes, including capital expenditures, working capital and potentially the redemption or repurchase of outstanding notes.

The common units are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states. The offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Barclays, Wells Fargo Securities, J.P. Morgan, BofA Merrill Lynch, RBC Capital Markets and Goldman, Sachs & Co. are acting as joint book-running managers for the offering. Credit Suisse, Deutsche Bank Securities, Raymond James and Scotia Howard Weil are acting as co-managers for the offering. An investor may obtain a free electronic copy of the prospectus supplement and accompanying base prospectus relating to the offering by visiting EDGAR on the SEC website at www.sec.gov or from the underwriters as follows:

Barclays c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, New York 11717 E-mail: barclaysprospectus@broadridge.com Telephone: 1-888-603-5847	Wells Fargo Securities c/o Equity Syndicate Department 375 Park Avenue New York, New York 10152 E-mail: cmclientsupport@wellsfargo.com Toll-Free: 1-800-326-5897

J.P. Morgan via Broadridge Financial Solutions	BofA Merrill Lynch Attention: Prospectus Department
1155 Long Island Avenue Edgewood, New York 11717 Toll Free: (866) 803-9204	222 Broadway New York, New York 10038 E-mail: dg.prospectus_requests@baml.com

RBC Capital Markets Attn: Equity Syndicate Three World Financial Center 200 Vesey Street, 8th Floor New York, New York 10281-8098 Phone: (877) 822-4089	Goldman, Sachs & Co. Attn: Prospectus Department 200 West Street New York, New York 10282 E-mail: prospectus-ny@ny.email.gs.com Telephone: 1-866-471-2526

Calumet is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products. Calumet also produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana and has fourteen manufacturing facilities located in northwest Louisiana, northwest Wisconsin, northern Montana, western Pennsylvania, Texas, New Jersey, Oklahoma, eastern Missouri and North Dakota.

This press release includes statements regarding this common units offering that may constitute forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. Known material risks, uncertainties and other factors that can affect future results are discussed in the prospectus for the common units offering and Calumet’s Annual Report on Form 10-K, Current Reports on Form 8-K and other reports filed by Calumet from time to time with the Securities and Exchange Commission. Calumet undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.